EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-110929 of Triarc Companies, Inc. on Form S-3 of our report dated March 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 29, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP
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New York, New York

December 19, 2003